UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2008

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On December 5, 2008, Belvedere SoCal appointed James Westfall, age 56, as chief financial officer of the company, and chief financial officer of its wholly owned subsidiary, Professional Business Bank.  From 2004 through November 2007, Mr. Westfall served as the chief financial officer of Greater Bay Bancorp, which at the time of its acquisition by Wells Fargo in 2007 was a $7 billion bank holding company.  Prior to serving at Greater Bay Bancorp, Mr. Westfall served as chief financial officer of Chela Financial Companies, a $2 billion student loan originator, from 2000 until 2004.

Mr. Westfall will receive annual compensation of $240,000, and will be eligible for a discretionary bonus.  Mr. Westfall also will be eligible to participate in the benefit plans and programs generally available to Belvedere SoCal and Professional Business Bank employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008
Belvedere SoCal

By:	/s/ William Baribault
William Baribault
Chief Executive Officer (Principal Executive Officer)